                CONSENT OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


     We hereby consent to the references to Houlihan, Lokey, Howard & Zukin, Inc. in the sections captioned "Proxy Statement/Prospectus Summary -- The Merger -- Opinion of Financial Advisor" and "The Merger and Related Transactions -- Opinion of Financial Advisor," as shown in the Proxy Statement/Prospectus of Baxter International, Inc., which forms a part of this Registration Statement on Form S-4.


                            HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.



Los Angeles, California
May 24, 1994



                                      II-8